                                                                   Exhibit 10(p)

                        RETIREMENT TRANSITION AGREEMENT
                        -------------------------------


     AGREEMENT dated October 26, 1995, by and between Bank of Boston Corporation, a Massachusetts corporation (the "Company"), The First National Bank of Boston, a national banking association (the "Bank") and Ira Stepanian, an individual residing at 300 Boylston Street, Boston, Massachusetts 02116 (the "Executive").

     WHEREAS, the Executive, after many years of service, has retired from employment and from all officer, director and other positions held by him in the Company and all entities owned by or affiliated with the Company (collectively, "Subsidiaries"); and

     WHEREAS, the Company and the Bank wish to provide the Executive with fair and reasonable compensation and benefits in recognition of the Executive's valued years of service to the Company and its Subsidiaries;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other valuable consideration, the Company, the Bank and the Executive hereby agree as follows:

     1.  Defined Terms.  The definitions of capitalized terms used in this
         -------------
Agreement and not otherwise defined herein are provided in Section 14.

     2.  Company's and Bank's Covenants.  In consideration of the Executive's
         ------------------------------
years of service and his covenants contained in Section 3, the Company and the Bank agree, under the conditions described herein, to pay to the Executive the following payments and to provide the following benefits:

         2.1  Continuation Salary.  The Bank shall pay to the Executive a
              -------------------
     continuation salary at the rate of $880,000 per year from July 28, 1995 through the date upon which the Executive reaches sixty-two years of age (the "Extension Date"). The continuation salary shall be payable semi-monthly or otherwise in accordance with the Bank's customary practice with respect to salary payments to active senior officers of the Bank.

         2.2  Annual Bonus.  The Bank shall pay to the Executive (i) an annual
              ------------
     bonus for 1995 in an amount equal to 57% of an amount to be determined in good faith by the Compensation Committee, in accordance with the Performance Recognition Opportunity Plan, and (ii) annual bonus payments for the three years immediately succeeding 1995, each in an amount equal to $1,066,666.67. All such annual bonus payments shall be payable in accordance with the Bank's customary practices with respect to annual bonus payments.

         2.3  Stock Options.  All stock options held by the Executive are
              -------------
     immediately exercisable and shall remain exercisable in accordance with their respective terms. All restricted stock awarded to the Executive has already vested and will be delivered to him at his request.

         2.4  Retirement Plans.  The Executive shall continue to accrue service
              ----------------
     credit through the Extension Date under the Retirement Plan, the Bonus SERP, and the Excess SERP, or any successor plans thereto, calculated (a) at the compensation level equal to the continuation salary and annual bonus set forth in Sections 2.1 and 2.2, as applicable, adjusted (with respect to salary, but not bonus) at the beginning of each calendar year, beginning in 1996, by the actuarial salary escalation assumption in effect as of the beginning of such year for the Retirement Plan, (b) upon the assumption that no benefits would be payable under the foregoing plans until at or after age 62, and (c) with adjustment for any payments under the foregoing plans before age 62. If and to the extent that the Bank cannot provide any benefit that it is required to provide to the Executive under this Section under the foregoing plans, the Bank shall provide an equivalent benefit under another non-qualified arrangement, payable at or after age 62 in the same manner as benefits under the Retirement Plan.

         2.5  Deferral Plan.  Through the Extension Date, the Executive shall
              -------------
     receive a matching contribution from the Bank under the Deferral Plan, calculated at the rate of 4% of the continuation salary paid under Section 2.1, adjusted in accordance with the actuarial salary escalation assumption described in Section 2.4. If and to the extent the Bank cannot provide this benefit under the Deferral Plan, the Bank shall provide an equivalent benefit under another nonqualified arrangement. Payments under this Section shall be made to the Executive at the same time and in the same manner as his other payments under the Deferral Plan.

         2.6  Death Benefit Payment.  Upon the death of the Executive,
              ---------------------
     whether before, on or after the Extension Date, the Bank shall make a single sum payment to the person or persons designated by the Executive in writing or, in the absence of such designation, the executor or other personal representative of the Executive's estate of an amount equal, after payment of any applicable federal and state income taxes, to the amount by which $1,000,000 exceeds the life insurance payable upon the Executive's death under the Bank's Group Term Life Insurance Program; and the Bank may determine from time to time whether the payment shall be insured or made from the Bank's general assets. The Executive agrees to cooperate with the Bank in the event that the Bank seeks to obtain insurance on the Executive's life.

         2.7  Employee Benefit Plans.  Until the Extension Date, the
              ----------------------
     Executive shall receive benefits equivalent in amount to the benefits he would receive if he continued to participate in all employee benefit plans (other than the Executive Life Insurance Plan and the Deferral Plan), including without limitation medical insurance plans, life insurance plans and financial counseling plan (including up to the stated limit, tax preparation service), currently maintained by the Bank, on a basis at least as advantageous to the Executive as the basis on which he participated therein on July 27, 1995. After the Extension Date, the Executive shall be entitled to participate in all plans providing post-retirement benefits maintained from time to time by the Bank, on a basis at least as advantageous to the Executive as the basis on which any person who retired on the Extension Date from one of the most senior executive positions at the Bank (the "Peer Executive") would be eligible to participate from time to time. Notwithstanding the foregoing and except as provided in Section 2.3, the Executive shall not be entitled to participate in any stock option plan, restricted stock award plan or other stock-based plan maintained by the Company.

         2.8  Fringe Benefits.  The Executive shall be entitled to all
              ---------------
     fringe benefits offered to a Peer Executive from time to time, for so long as a Peer Executive is entitled to such benefits, including without limitation office space with secretarial and administrative support services, parking space, occasional car services provided by Boston Coach or a similar limousine service, and reimbursement for reasonable costs incurred in connection with home alarm services. The Company shall match contributions to the Museum of Fine Arts pledged by the Executive before July 27, 1995 in amounts not to exceed $25,000 per year through the Extension Date.

         2.9  Legal and Accounting Fees.  The Bank shall pay to the
              -------------------------
     Executive all reasonable legal, accounting and other advisory fees and expenses incurred by the Executive in connection with the negotiation and execution of this Agreement. Payments shall be made promptly after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Bank reasonably may require.

         2.10   Indemnification. The Company or the Bank, as the case may
                ---------------
     be, shall indemnify the Executive against all loss, cost, liability and expense arising from the Executive's past service to the Company or any Subsidiary, including without limitation any pending securities litigation, whether as officer, director, employee, fiduciary of any employee benefit plan or otherwise, upon terms at least as favorable to the Executive as those provided by the Articles of Organization and By-laws of the Company or the Bank, as the case may be, on July 27, 1995.

         2.11   Nondisparagement. Not the Company nor any Subsidiary nor
                ----------------
     any officers or directors thereof have disparaged or shall disparage the Executive with respect to any matter, including without limitation the Executive's past or prospective performance.

     3.  Executive's Covenants.  In consideration of the payments and benefits
         ---------------------
contained in Section 2, the Executive agrees to abide by all the covenants set forth in this Section 3 below:

         3.1  Confirmation of Retirement.  The Executive confirms that he
              --------------------------
     has retired as an employee of the Company and all its Subsidiaries, effective July 27, 1995.

         3.2  Confirmation of Resignation of Offices.  The Executive
              --------------------------------------
     confirms that he has, in a separate instrument, resigned as a director of the Company and the Bank and confirms that he has resigned from all other officer, director and other positions held by him in the Company or in any Subsidiary, effective July 27, 1995,

         3.3  Confidential Information.  The Executive will not disclose
              ------------------------
     to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for the benefit or gain of himself or any other

     Person with which he may be associated in any way, any Confidential Information obtained by him incident to his employment with the Company or a Subsidiary.

         3.4  Agreement Not to Compete.  The Executive agrees that, through the
              ------------------------
     Extension Date, the Executive shall not engage in competition with the Company or any of its Subsidiaries anywhere in the six New England states, as employee, director, consultant, agent, or otherwise, for (a) any bank or other financial services institution, which together with its subsidiaries and affiliates, is of comparable size to the Company or larger (whether measured by assets or market capitalization) or (b) BayBanks, Inc. and its subsidiaries and affiliates. The Executive may hold stock or a limited partnership interest of 5% or less in any entity described in clauses (a) and (b) of the preceding sentence without violating this Agreement.

         3.5  Agreement Not to Solicit.  The Executive shall not solicit any
              ------------------------
     employee of the Company or a Subsidiary to leave such employment or to provide services to the Executive or any business entity by which the Executive is employed or in which the Executive has a material financial interest or encourage any customer of the Company or a Subsidiary to terminate its relationship with the Company or a Subsidiary. Soliciting a former employee of the Company or a Subsidiary to provide such services shall not be a violation of this Agreement.

         3.6  Nondisparagement.  The Executive has not disparaged and shall not
              ----------------
     disparage the Company or any Subsidiary or the owners, officers, directors, employees, or agents thereof with respect to any matter, including without limitation the Company's or any Subsidiary's financial condition, management, personnel, quality of service, quality of product, or past or prospective performance.

         3.7   Unique Nature of Agreement; Specific Enforcement.  The Executive
               ------------------------------------------------
     agrees and acknowledges that the rights and obligations contained in this
     Section 3 are of a unique and special nature and that the Company and the Bank are, therefore, without an adequate legal remedy in the event of the Executive's violation of the covenants contained in this Section 3. The Executive agrees that the covenants made by the Executive contained in this
     Section 3 shall be specifically enforceable in equity, in addition to all other rights and remedies, at law or in equity or otherwise, that may be available to the Company or the Bank.

         3.8  Unenforceable Restrictions.  In the event that any provision
              --------------------------
     contained in this Section 3 shall be deemed by any court to be unenforceable by reason of the extent, duration or geographical scope or other provisions hereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 3 in its reduced form for all purposes in the manner contemplated hereby.

     4.  No Mitigation.  The Executive is not required to seek other employment
         -------------
or to attempt in any way to reduce any amounts payable to the Executive by the Company or the Bank pursuant to Section 2. Further, the amount of any payment or benefit provided for in Section 2 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or, except as expressly provided in this Agreement, by retirement benefits.

     5.  Mutual Releases.  Each of the Company and its Subsidiaries hereby
         ---------------
releases the Executive from all liabilities and obligations to them or any of them known to them or any of them at the date of this Agreement, other than the liabilities and obligations set forth in this Agreement, and the Executive hereby releases the Company and all its Subsidiaries, senior executive officers, and directors from all liabilities and obligations to him known to him at the date of this Agreement, other than the liabilities and obligations set forth in this Agreement.

     6.  Successors, Binding Agreement.
         -----------------------------

         6.1 In addition to any obligations imposed by law upon any successor to the Company or the Bank, the Company or the Bank, as the case may be, will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company or the Bank, as the case may be, would be required to perform it if no such succession had taken place.

         6.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, payments of the types described in Schedule A shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate unless otherwise provided herein.

     7. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                          To the Company or the Bank:

                    Bank of Boston Corporation
                    100 Federal Street
                    Boston, MA 02110

                  Attention:  Director, Human Resources
                    Copy to:     General Counsel

                    To the Executive:

                    Mr. Ira Stepanian
                    300 Boylston Street
                    Boston, MA 02116

                               Copy to:


                          Richard R. Kelly, Esq.
                        Mintz, Levin, Cohn, Ferris,
                          Glovsky and Popeo, P.C.
                           One Financial Center
                             Boston, MA  02111

     8.  Miscellaneous.    No provision of this Agreement may be modified,
         -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. Except as expressly provided herein, no waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, and this Agreement shall be an instrument under seal.

     9.  Withholding.  All payments made by the Company or the Bank under this
         -----------
Agreement shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

     10.  Validity.  The invalidity or unenforceability of any provision of this
          --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12.  Settlement of Disputes.  All claims by the Executive for benefits
          ----------------------
under this Agreement shall be in writing and shall be directed to and determined by the Compensation Committee. Any denial by the Compensation Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by a court of competent jurisdiction in Boston, Massachusetts. Any dispute concerning rights under a plan maintained by the Company or the Bank shall be settled in accordance with the terms of the plan.

     13.  Termination.  This Agreement shall terminate upon the fulfillment of
          -----------
the last commitment or obligation owing by any party.

     14.  Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the meanings indicated below:

          (A) "Board" shall mean the Board of Directors of the Company.

          (B) "Bonus SERP" shall mean The First National Bank of Boston Bonus Supplemental Employee Retirement Plan.

          (C) "Compensation Committee" shall mean the Compensation and Nominating Committee of the Board.

          (D) "Confidential Information" shall mean all information of the Company, its Subsidiaries and its customers and prospective customers, including without limitation financial information, business plans, prospects and opportunities (such as financial projections and forecasts, business and strategic plans, lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities), which has been discussed or considered by the employees, management or the Board of the Company or a Subsidiary, but does not include any information which has become part of the public domain or which is generally known within the field or trade.

          (E) "Deferral Plan" shall mean the Bank of Boston Corporation and its Subsidiaries Deferred Compensation Plan.

          (F) "Excess SERP" shall mean The First National Bank of Boston Excess Benefit Supplemental Employee Retirement Plan.

          (G) "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

          (H) "Retirement Plan" shall mean the Retirement Plan of The First National Bank of Boston and Certain Affiliated Companies.

          (I) "Thrift Plan" shall mean the Thrift-Incentive Plan of The First National Bank of Boston and Certain Affiliated Companies.

     15.  Discrimination Claim Release.  The Executive hereby releases and
          ----------------------------
forever discharges the Company and its Subsidiaries from all claims under all state and federal discrimination laws including but not limited to laws prohibiting discrimination on the basis of age. The Executive shall have up to twenty-one days from October 7, 1995 or until October 28, 1995, to execute this Agreement. The Executive shall have an additional seven days to revoke this Agreement after its execution by providing written notice of revocation to the Company. The Executive hereby agrees to confer with his attorney prior to executing this Agreement.

     IN WITNESS WHEREOF, the Company and the Bank, by their duly authorized representative, and the Executive have signed and sealed this Agreement as of the date first written above.


                              BANK OF BOSTON CORPORATION



                              BY: /s/ Helen G. Drinan
                                  -------------------
                                    Helen G. Drinan
                                    Executive Director,
                                    Human Resources

                              THE FIRST NATIONAL BANK OF
                             BOSTON



                              By: /s/ Helen G. Drinan
                                  -------------------
                                    Helen G. Drinan
                                    Executive Director,
                                    Human Resources



                                    /s/ Ira Stepanian
                                    -----------------
                                    Ira Stepanian

                                  Schedule A
                                  ----------



         Description                Section Reference

         Continuation Salary                      2.1

         Annual Bonus                             2.2

         Death Benefit Payment                    2.6

         Indemnification                         2.10

         Amounts Accrued or
         Incurred Before Death                Various